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                                                                    EXHIBIT 99.1


                               [OUTPOST.COM LOGO]

For more
information
contact:  Christopher J. Walls
          VP, Corporate Counsel
          (860) 927-2318
          cwalls@outpost.com
          ------------------
                                                                  Email Contact:
                                                               press@outpost.com


           FRY'S ELECTRONICS, INC. TO ACQUIRE CYBERIAN OUTPOST, INC.

KENT, CT- AUGUST 31, 2001--Cyberian Outpost, Inc. (Outpost.com) (NASDAQ: COOL), a leading Internet provider of consumer technology and e-business services, today announced that it has reached an agreement with Fry's Electronics, Inc. pursuant to which Fry's will acquire Cyberian Outpost for $0.25 per share in cash. Fry's is a closely held private company and leading retail electronics supplier for the Hi-tech Professional. The agreement will become effective upon the termination of Cyberian Outpost's existing merger agreement with PC Connection, Inc., which Cyberian Outpost expects to occur when PC Connection is repaid loans it previously made to Cyberian Outpost. Cyberian Outpost expects that those loans will be repaid on Tuesday, September 4, at approximately 12 noon, EST.

The Boards of Cyberian Outpost and Fry's have unanimously approved the transaction and expect it to close in the fourth quarter of 2001. The transaction is subject to approval of Cyberian Outpost's stockholders and to other closing conditions.

In addition, Fry's Electronics has agreed to loan Cyberian Outpost up to $13 million to repay PC Connection, pay off Cyberian Outpost's secured debt and provide funds for working capital. The loan will be secured by all of Cyberian Outpost's assets.

In announcing the transaction, Darryl Peck, President and Chief Executive Officer of Cyberian Outpost, stated, "We are excited about this opportunity to combine our resources with Fry's Electronics and are looking forward to a long-lasting, successful relationship." RBC Dain Rauscher Wessels advised Outpost.com in connection with this transaction.


Sunnyvale, CA-based Fry's Electronics, Inc. was founded in 1985 in a 20,000 square foot location by the three Fry brothers, John, Randy, and Dave, and Kathy Kolder. All of the founders are actively involved in the daily operation of the business. Fry's was founded as a Silicon Valley retail electronics store in order to provide a one-stop-shopping environment for the Hi-tech

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Professional. Fry's has been keeping Hi-Tech Professionals supplied with products representing the latest technological trends and advances in the personal computer marketplace for almost 15 years. Fry's retails over 50,000 electronics items within each store. There are currently six stores in Northern California and six stores in Southern California, four stores in Texas, two stores in Arizona, and one store in Oregon. The stores range in size from 50,000 to over 180,000 square feet.

Kent, CT-based Cyberian Outpost (Outpost.com) was founded in 1995. The company, a pioneer in online sales, has approximately 1.4 million customers worldwide. Cyberian Outpost reported net revenue of $355 million for the fiscal year ended February 28, 2001. The company will continue to operate under its own brand from its current facilities. Darryl Peck will remain with the company after the acquisition.


ABOUT CYBERIAN OUTPOST, INC.

Cyberian Outpost, Inc. (Outpost.com) established in 1995, is a leading Internet retailer of consumer technology products and has recently expanded its business model to offer its outstanding customer shopping experience to a number of highly visible partners. Additionally, Outpost.com e-Business Services provides solutions encompassing site design, site maintenance, order management and fulfillment. These partnerships build on the strength of the Outpost.com #1 top-rated consumer shopping experience on the Web as rated by the on-line rating service Bizrate.com and the 2000 and 1999 #1 PowerRanking for Computing by Forrester Research. Today, Outpost.com has an existing base of approximately
1.4 million customers and approximately 4 million visitors per month to its Website.

ABOUT FRY'S ELECTRONICS, INC.

Fry's Electronics, Inc., a closely held private company, is a retail electronics supplier for the Hi-tech Professional. Fry's retails over 50,000 electronic items within each of its nineteen stores. All of its stores sell, service, and support: computer hardware and software products, technical books, I.C.'s, electronic components and accessories, audio, car audio, video, telecommunications, appliances and personal electronics, music CD's, DVD's, as well as convenience and general merchandise items. Fry's services the Hi-Tech Professional by focusing on its motto of always providing each customer with fast, friendly, and courteous service. Fry's has become the place where a technical customer can shop with confidence and comfort for the latest in technology products.

OTHER IMPORTANT INFORMATION

Cyberian Outpost plans to mail a Proxy Statement to its stockholders containing information about the merger. Investors and security holders are urged to read the Proxy Statement carefully when it is available. The Proxy Statement will contain important information about Fry's, Cyberian Outpost, and the merger and related matters. Investors and security holders will be able to obtain free copies of this document through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov.

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In addition to the Proxy Statement, Cyberian Outpost files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by Cyberian Outpost at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Cyberian Outpost's filings with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http//www.sec.gov.

Cyberian Outpost, its directors, executive officers and certain members of management and employees may be considered participants in the solicitation of proxies in connection with the merger. Information concerning Cyberian Outpost's directors and executive officers can be found in the Form 10-K for the year ended February 28, 2001 as filed with the SEC. Certain directors and executive officers of Cyberian Outpost may have direct or indirect interests in the merger due to securities holdings, vesting of options, and rights to severance payments if their employment is terminated following the merger. In addition, directors and officers, after the merger, will be indemnified by Fry's, and benefit from insurance coverage, for liabilities that may arise from their service as directors and officers of Cyberian Outpost prior to the merger. Additional information regarding the participants in the solicitation will be contained in the Proxy Statement.

 "Safe Harbor" Statement for Cyberian Outpost, Inc. under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements, including statements about our intention to consummate the proposed merger. The statements in this release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors. Potential risks and uncertainties include, but are not limited to: the inability to terminate the merger agreement with PC Connection and to consummate the merger with Fry's; computer sales may continue to slow and/or average order size may decrease; the ability to attract and retain key personnel and customers; actual results in connection with continuing or discontinued operations; and other risks detailed in Cyberian Outpost's reports filed with the SEC. In the event the merger with Fry's is not consummated, potential risks and uncertainties include, but are not limited to, the availability of continued financing; Cyberian Outpost's ability to address its financing obligations in light of its existing debt obligations and market conditions; the results of efforts to implement the company's business strategy, including filing for restructuring; Cyberian Outpost's inability to enter into strategic alternatives on favorable terms or at all; the uncertainty of Cyberian Outpost's ability to continue as a going concern; the possibility of delisting of Cyberian Outpost's common stock from the Nasdaq National Market; and the effect that Cyberian Outpost's financial condition may have on the willingness of customers to purchase product from Cyberian Outpost or on its relationships with vendors and suppliers, and their willingness and ability to supply Cyberian Outpost with inventory.

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